EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-44671 of Sears DC Corp. on Form S-3 of our report dated March 22, 2002 appearing in this Annual Report on Form 10-K of Sears DC Corp. for the year ended December 29, 2001.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP

Chicago, Illinois

March 22, 2002